CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm included on the cover page and under the caption of “Independent Registered Public Accounting Firm” in the Statement of Additional Information. We also consent to the reference to our firm under the caption “Financial Highlights” in the Prospectuses and to the use of our reports dated July 19, 2012 on the financial statements and financial highlights of the USAA Cornerstone Moderate Fund (formerly the USAA Balanced Strategy Fund), the USAA Cornerstone Moderately Aggressive Fund (formerly the USAA Cornerstone Strategy Fund), the USAA Precious Metals & Minerals Fund, the USAA International Fund, the USAA World Growth Fund, the USAA Emerging Market Fund, the USAA Growth & Tax Strategy Fund, the USAA Government Securities Fund, the USAA Treasury Money Market Trust, and the USAA Managed Allocation Fund,  as of and for the period ended May 31, 2012 in the Post-Effective Amendment Number 81 to the Registration Statement (Form N-1A  No. 33-65572).

/s/ Ernst & Young LLP

San Antonio, Texas
September 24, 2012